AMENDMENT NUMBER 2 TO PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST,

                          PRUCO LIFE INSURANCE COMPANY

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY




        Amendment Number 2, dated as of June 5, 1998, by and among PRUCO LIFE INSURANCE COMPANY (the "Company"), MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS") to the Participation Agreement, dated as of July 2, 1996, as amended by the Amendment to the Participation Agreement, dated May 1, 1998, by and among the Company, the Trust, and MFS (the "Agreement"),

        WHEREAS, the parties to the Agreement wish to amend the Agreement to revise Schedule A to reflect new products offered by the Company:

        NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

        Schedule A of the Agreement is amended as attached hereto.


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        IN WITNESS WHEREOF, each of the parties hereto have executed this
Amendment as of the date first above written.



        PRUCO LIFE INSURANCE COMPANY
        By its authorized officer,


        By: /s/ Esther H. Milnes
            ---------------------
        Title:  President



        MFS VARIABLE INSURANCE TRUST, ON BEHALF OF THE PORTFOLIOS
        By its authorized officer and not individually,


        By: /s/ James R. Bordewick, Jr.
            -------------------------------
                 James R. Bordewick, Jr.
                 Assistant Secretary



        MASSACHUSETTS FINANCIAL SERVICES COMPANY
        By its authorized officer,


        By: /s/ Arnold D. Scott
            -------------------------------
                 Arnold D. Scott
                 Senior Executive Vice President


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


                                                              As of June 5, 1998








                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT


--------------------------- ------------------------- --------------------------
NAME OF SEPARATE ACCOUNT
AND DATE ESTABLISHED BY         POLICIES FUNDED               PORTFOLIOS
   BOARD OF DIRECTORS         BY SEPARATE ACCOUNT       APPLICABLE TO POLICIES

--------------------------- ------------------------- --------------------------

The Pruco Life Flexible         Discovery Select      MFS Emerging Growth Series
        Premium                 Annuity Contract          MFS Research Series
Variable Annuity Account
     (Est. 6/16/95)

--------------------------- ------------------------- --------------------------

  Pruco Life Variable          Variable Universal     MFS Emerging Growth Series
  Appreciable Account        Life Insurance Policy
     (Est. 1/13/84)

--------------------------- ------------------------- --------------------------

  Pruco Life Variable         Pruselect I Variable    MFS Emerging Growth Series
   Universal Account         Universal Life Policy
     (Est. 4/17/89)          Pruselect II Variable
                             Universal Life Policy

--------------------------- ------------------------- --------------------------


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